UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensation Arrangements of Certain Officers and Directors

On February 5, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) approved 2013 base salaries and 2013 equity awards for the executive officers, including the named executive officers, of Dynavax other than the CEO and the President. Also on February 5, 2013, the Board determined there would be no change to the base salaries of Dynavax’s CEO, its President, and its Chief Financial Officer.

The Board and the Committee annually evaluate the performance and determine the compensation of Dynavax’s executive officers.

The 2013 base salaries and 2013 equity awards approved by the Board and Committee are as set forth below:

Name and Title	2013 Base Salary	2013 Equity Award (1)
Robert L. Coffman, Ph.D.	$282,622	180,000
Vice President and Chief Scientific Officer

Jennifer Lew	$250,000	150,000
Vice President, Finance

Michael S. Ostrach	$342,176	200,000
Vice President, Chief Business Officer and General Counsel

Stephen Tuck	$348,140	200,000
Vice President, Global Technical Operations

(1)	Stock options with an exercise price per share of $3.08, representing the closing price on the grant date of February 5, 2013. All options will vest over four (4) years with one fourth (1/4) of the shares subject to the option vesting twelve months after the grant date, and one forty-eighth (1/48) of the shares subject to the option vesting on the last day of each month thereafter.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

Date February 7, 2013	By: /s/ Michael S. Ostrach
Michael S. Ostrach
Vice President